UNITED STATES
SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 OR 15(d) of The Securities Exchange Act of 1934

Date of Report (Date of earliest event reported) December 16, 2004

Reebok International Ltd.
(Exact name of registrant as specified in its charter)

MA	1-9340	04-2678061
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

1895 J.W. Foster Boulevard Canton, Massachusetts		02021
(Address of principal executive offices)		(Zip Code)

Registrant’s telephone number, including area code (781) 401-5000

(Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐            Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐            Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐            Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐            Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01                                             Entry Into a Material Definitive Agreement

On December 16, 2004, the Management Development and Compensation Committee of the Board of Directors of Reebok International Ltd. (“Reebok” or the “Company”) granted to Paul Fireman, Kenneth Watchmaker, and Terry Pillow, each of whom is a named executive officer in the Proxy Statement for Reebok’s 2004 Annual Shareholders Meeting, options to acquire 200,000, 75,000, and 15,000 shares, respectively, of Reebok common stock under Reebok’s 2001 Equity Incentive and Director Deferred Compensation Plan (the “Plan”).  Each of these options is exercisable in annual increments of 331/3 percent over a three-year period at a price of $40.88 per share, which was the fair market value per share of Reebok common stock on the grant date, as determined under the Plan. The term of each of these options is seven years from the date of grant.

The Management Development and Compensation Committee also granted to Mr. Watchmaker, on December 21, 2004, an award of 7,875 shares of restricted stock under the Plan. The shares of restricted stock are subject to certain restrictions on transfer and are subject to forfeiture upon certain events. The restrictions on transfer and forfeiture with respect to the shares lapse on the third anniversary of the date of grant.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date:  December 22, 2004

REEBOK INTERNATIONAL LTD.

By:	/s/ Kenneth Watchmaker
Kenneth I. Watchmaker
Executive Vice President and
Chief Financial Officer